EXHIBIT 99.1


                          FREMONT FINANCIAL CORPORATION

                          ANNUAL SERVICER'S CERTIFICATE


     The  undersigned,  a duly authorized  representative  of Fremont  Financial
Corporation ("FFC"), as servicer pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1993, as supplemented by the Series A Supplement dated as of March 1, 1993, the Series B Supplement dated as of November 1, 1993, the Series 1995-1 Supplement dated as of March 1, 1995, and the Series C Supplement dated as of February 1, 1996, Amendment No. 1 to the Pooling and Servicing Agreement dated as of November 9, 1993, Amendment No. 2 to the Pooling and Servicing Agreement dated as of March 1, 1995, Amendment No. 3 to the Pooling and Servicing Agreement dated as of February 1, 1996, the Amended and Restated Variable Funding Supplement dated as of November 30, 1995 (together, the "Pooling and Servicing Agreement") by and among Fremont Funding Inc., as transferor ("Fremont Funding"), Fremont Financial Corporation, as servicer ("Fremont Financial"), and LaSalle National Bank, as trustee (the "Trustee"), does hereby certify that:

1. FFC is Servicer under the Pooling and Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

4. A review of the activities of FFC during the twelve month period ended December 31, 1996 and of the performance of FFC under the Pooling and Servicing Agreement was conducted under the supervision of the undersigned.

5. Based on such review, to the best of the knowledge of the undersigned, FFC has fully performed all of its obligations under the Pooling and Servicing Agreement throughout such period, and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

6. The following is a description of each default in the performance of FFC's obligations under the provisions of the Pooling and Servicing Agreement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by FFC, if any, to remedy each such default and (iii) the current status of each such default:

     None.


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     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this
28th day of February 1997.



                                       FREMONT FINANCIAL CORPORATION,
                                       as Servicer


                                       By:/s/    Patrick E. Lamb
                                          ----------------------------
                                          Name:  Patrick E. Lamb
                                          Title: Chief Financial Officer